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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2002

MIDWEST GENERATION, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or principal jurisdiction of incorporation or organization)	333-59348 (Commission file number)	33-0868558 (I.R.S. employer identification no.)

One Financial Place
440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605
(Address of principal executive offices, including zip code)

312-583-6000
(Registrant's telephone number, including area code)

Items 1 through 4 and 6 through 9 are not included because they are not applicable.

Item 5. Other Events

        This current report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon knowledge of facts as of the date of this current report and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Exelon Generation notified us, on July 1, 2002 of its exercise of its option to purchase 1,265 megawatts, or MW, of capacity and energy during 2003 (of a possible total of 3,949 MW subject to option) from our coal-fired generation units in Illinois in accordance with the terms of the existing power purchase agreement related to these units. As a result, 2,684 MW of the capacity of these units will no longer be subject to the power purchase agreement after January 1, 2003. We will sell the energy and capacity from the released units through a combination of bilateral agreements, forward sales and spot market sales. The notification received from Exelon Generation has no effect on its commitments to purchase capacity from these units for the balance of 2002.

        In a related action, we have agreed with Exelon Generation to amend the power purchase agreement related to our Illinois peaker plants to reinstate within the terms of that agreement four of the oil peaker units at our Fisk Station with a capacity of 160 MW which through the previous exercise of options by Exelon Generation had been released from the terms of that agreement.

Background

        In December 1999, we completed a transaction with Commonwealth Edison, now a subsidiary of Exelon Corporation, to acquire from Commonwealth Edison its fossil-fuel generating plants located in Illinois. In connection with the transaction, we entered into three power purchase agreements with terms of up to five years expiring on December 31, 2004, pursuant to which Exelon Generation (another subsidiary of Exelon Corporation and successor to Commonwealth Edison under these contracts) has the obligation to pay for and the right to purchase the capacity of and power generated by these plants. One of these agreements relates to our coal fired units, which for agreement purposes are divided into option units and committed units. Under this agreement, Exelon Generation has the option, exercisable not later than 180 days prior to January 1, 2003, to retain under the terms of the agreement for 2003 the capacity of the option units (3,949 MW), with any such capacity not retained being released after January 1, 2003 from the terms of the agreement. Exelon Generation has a similar option, exercisable not later than 180 days prior to January 1, 2004, to retain or release for 2004 all or a portion of the option units retained for 2003 (1,265 MW). It remains committed to purchase 1,696 MW of capacity from the committed units for 2003 and 2004.

        The following table lists the coal-fired units from which Exelon Generation is committed to purchase capacity through 2004, the units for which Exelon Generation has exercised its call option for 2003, and the units which, as of January 1, 2003, will be released from the terms of the power purchase agreement, along with related pricing information set forth in the power purchase agreement.

COAL-FIRED UNITS

		Summer(1) Capacity Charge ($ per MW Month)			NonSummer(1) Capacity Charge ($ per MWMonth)			Energy Prices ($/MWhr)
	Unit Size
Unit Name		2003		2002	2003		2002	2003		2002
Committed Units
Waukegan Unit 7	328	11,000		12,000	1,375		1,500	17.0		16.0
Crawford Unit 8	326	11,000		12,000	1,375		1,500	17.0		16.0
Will County Unit 4	520	11,000		12,000	1,375		1,500	17.0		16.0
Joliet Unit 8	522	11,000		12,000	1,375		1,500	17.0		16.0

	1,696
Option Units(2)
Waukegan Unit 6	100	21,300		15,520	2,663		1,940	20.0		19.0
Waukegan Unit 8	361	21,300		15,520	2,663		1,940	20.0		16.0
Fisk Unit 19	326	21,300		15,520	2,663		1,940	20.0		19.0
Crawford Unit 7	216	21,300		15,520	2,663		1,940	20.0		19.0
Will County Unit 3	262	21,300		15,520	2,663		1,940	20.0		16.0

	1,265
Released Units(3)
Will County Unit 1	156		(3)	15,520		(3)	1,940		(3)	16.0
Will County Unit 2	154		(3)	15,520		(3)	1,940		(3)	19.0
Joliet Unit 6	314		(3)	15,520		(3)	1,940		(3)	19.0
Joliet Unit 7	522		(3)	15,520		(3)	1,940		(3)	19.0
Powerton Unit 5	769		(3)	15,520		(3)	1,940		(3)	16.0
Powerton Unit 6	769		(3)	15,520		(3)	1,940		(3)	16.0

	2,684

	5,645

(1)
"Summer" months are June, July August, and September, and "Non-Summer" months are the remaining months in the year.

(2)
Option units refer to those option units for which Exelon Generation has exercised its right to purchase capacity and energy during 2003 under the terms of the power purchase agreement.

(3)
Released units refer to those option units for which Exelon Generation has not exercised its right to purchase capacity and energy during 2003, and which are thus released from the terms of the power purchase agreement. After January 1, 2003, the price for energy and capacity from these units will be based upon either the terms of new bilateral contracts or prices received from forward and spot market sales.

Marketing and Trading Plans

        Our affiliate, Edison Mission Marketing & Trading, currently markets the electric power generated by another of our affiliate's 1,884 MW facility in Homer City, Pennsylvania under bilateral contracts or to the Pennsylvania-New Jersey-Maryland Power Pool (PJM) or the New York Independent System Operator (NYISO). In anticipation of the release of Illinois coal units from contract from January 2003, Edison Mission Marketing & Trading has commenced forward sales of energy from the released units for 2003. In connection with these efforts, we will continue to evaluate the marketing and trading potential of the released units.

        These units are located in the Mid-America Interconnected Network, which has transmission connections to the East Central Area Reliability Council and other regional markets. Commonwealth Edison has recently announced its intention to join PJM, which will provide efficient transmission interconnections into these markets as well. Among the factors that will influence the price of power and volume of sales we will realize from the released units are:

  •
  prevailing market prices for fuel oil, coal and natural gas and associated transportation costs;

  •
  the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new facilities;

  •
  transmission congestion in and to each market area;

  •
  the market structure rules for each market area;

  •
  the availability, reliability and operation of nuclear generating plants;

  •
  weather conditions prevailing in surrounding areas from time to time;

  •
  the rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.

        The following table sets forth the forward month-end market prices for energy per megawatt hour for the calendar 2003 and calendar 2004 "strips" as publicly quoted for sales "Into ComEd" and "Into Cinergy" during the first six months of 2002. As indicated above, these forward prices will continue to fluctuate as a result of a number of factors, including gas prices, electricity demand, which is also affected by economic growth, and the amount of existing and planned power plant capacity. The actual spot prices for electricity delivered into these markets may vary materially from the forward market prices.

Into ComEd

	2003			2004
Date
	On-Peak	Off-Peak	24-Hr	On-Peak	Off-Peak	24-Hr
January-02	$27.26	$18.34	$22.56	$28.72	$19.09	$23.65
February-02	28.96	18.50	23.48	31.30	19.25	24.99
March-02	32.50	19.85	25.56	34.31	21.35	27.20
April-02	32.55	19.05	25.65	33.55	20.05	26.65
May-02	30.85	17.31	23.71	32.30	19.18	25.38
June-02	29.54	16.88	22.50	30.98	19.38	24.53

Into Cinergy

	2003			2004
Date
	On-Peak	Off-Peak	24-Hr	On-Peak	Off-Peak	24-Hr
January-02	$28.38	$18.77	$23.32	$29.85	$19.52	$24.41
February-02	30.30	18.75	24.25	32.64	19.50	25.75
March-02	33.82	20.15	26.33	35.63	21.65	27.97
April-02	34.03	19.75	26.73	35.03	20.75	27.73
May-02	31.74	18.88	24.96	33.97	20.75	27.00
June-02	31.08	18.25	23.95	32.50	20.75	25.97

(1)
On-peak refers to the hours of the day between 7:00 AM and 11:00 PM Monday through Friday. All other hours of the week are referred to as off-peak.

        In addition to the prevailing market prices, our ability to derive profits from the sale of electricity from the released units will be affected by the cost of production, including costs incurred to comply with environmental regulations. The costs of production of the released units vary and, accordingly, depending on market conditions, the amount of generation that will be sold from the released units is expected to vary from unit to unit.

        For an additional discussion of our approach to market risk exposures, you should read "Management's Discussion and Analysis of Results of Operations and Financial Condition—Liquidity and Capital Resources—Market Risk Exposure" contained in Part II, item 7 of our Annual Report on Form 10-K for the year ended 2001.

        It should be noted that the events referred to in this filing relate to our coal-fired units in Illinois. By October 2nd of this year, Exelon Generation must notify us if they intend to release any of the units under the peaker or Collins Station power purchase agreements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midwest Generation, LLC (Registrant)
Date:	July 2, 2002	By:	/s/ RAYMOND W. VICKERS Raymond W. Vickers Manager

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  Item 5. Other Events
COAL-FIRED UNITS
Into ComEd
Into Cinergy
SIGNATURE